CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Independent Auditors" in the Prospectus and Statement of Additional Information in this Registration Statement (Form N-1A No. 33-13019) of Worldwide Absolute Return Fund and Worldwide Ultra Short-Term Income Fund (two of the funds comprising Worldwide Insurance Trust).


                                                    ERNST & YOUNG LLP


New York, New York
March 27, 2003